CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 26 to the registration statement on Form N-1A ("Registration Statement") of our reports dated April 30, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual Reports to Shareholders of Legg Mason Special Investment Trust, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "The Corporations' Independent Accountants/Auditors" and "Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Baltimore, Maryland
July 5, 2002